1 DRIVEN TO DELIVER 4Q 2015 Earnings NYSE: HZN Horizon Global Fourth Quarter 2015 Earnings Presentation March 1, 2016

2 DRIVEN TO DELIVER 4Q 2015 Earnings NYSE: HZN Safe Harbor Statement Forward-Looking Statements This presentation may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained herein speak only as of the date they are made and give our current expectations or forecasts of future events. These forward-looking statements can be identified by the use of forward-looking words, such as "may," "could," "should," "estimate," "project," "forecast," "intend," "expect," "anticipate," "believe," "target," "plan" or other comparable words, or by discussions of strategy that may involve risks and uncertainties. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which could materially affect our business, financial condition or future results including, but not limited to, risks and uncertainties with respect to: the Company's leverage; liabilities imposed by the Company's debt instruments; market demand; competitive factors; supply constraints; material and energy costs; technology factors; litigation; government and regulatory actions; the Company's accounting policies; future trends; general economic and currency conditions; various conditions specific to the Company's business and industry; the spin-off from TriMas Corporation; and other risks that are discussed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The risks described herein are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. We caution readers not to place undue reliance on such statements, which speak only as of the date hereof. We do not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Non-GAAP Financial Measures In this presentation, certain non-GAAP financial measures may be used. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure may be found at the end of this presentation. Additional information is available at www.horizonglobal.com.

3 DRIVEN TO DELIVER 4Q 2015 Earnings NYSE: HZN Business Update • Mark Zeffiro Financial Results • David Rice Outlook • Mark Zeffiro Q&A Horizon Global Fourth Quarter 2015

4 DRIVEN TO DELIVER 4Q 2015 Earnings NYSE: HZN • eCommerce growing • Globalization of Original Equipment (OE) • Evolving customer landscape • Long-term technology upgrade Market trends • 100% improvement in adjusted earnings per share(1) • Adjusted operating profit margin(1) improved 440 bps to 3.3% • Operating cash flow of $27 million YTD • Net sales flat on constant currency basis(2) Strong fourth quarter results Trends and Results Fourth Quarter 2015 (1) Excluding “Special Items” for each period, which are provided in the Appendix, “Company and Business Segment Financial Information” (2) Reconciliation provided in the Appendix, “Constant Currency Reconciliation”

Three Financial Priorities for Value Creation

HORIZON GLOBAL

10% & 10%	Less than 2x	3-5% Organic
IMPROVE MARGINS	IMPROVE CAPITAL STRUCTURE	DRIVE SALES GROWTH

IMPROVE MARGINS

- Foster culture focused on operational excellence
- Execute six major margin initiatives
- Leverage past investments in low-cost manufacturing
- Integrate Cequent Americas organization
- Enhance multi-generational product planning
- Margin accretive acquisitions

IMPROVE CAPITAL STRUCTURE

- Commitment to reducing debt and increasing profitability
- Cash flow supports deleveraging
- Recently completed capex cycle
- Consistent cash flow generation through business cycle
- Working capital efficiency improvement
- Acquire well-run companies

DRIVE SALES GROWTH

- Leverage product portfolio and global footprint
- Expand existing distribution channels
- Develop new distribution channels, including eCommerce
- Leverage relationships with OEs across globe
- Expand sales to higher-growth emerging markets
- Prioritize new product development
- Bolt-on acquisitions drive non-organic growth

SIGNIFICANT OPPORTUNITY FOR VALUE CREATION

NYSE: HZN DRIVEN TO DELIVER 4Q 2015 Earnings 5

Business Update
Six Months Ended December 31, 2015

HORIZON GLOBAL

10% & 10%

Six Months Ended 12/31/15

- Achieved adjusted segment operating margin(1) of 9.3%
- South Africa gaining operating leverage
- Juarez and Tekonsha facility closures near completion
- Business consolidations on track to result in savings of $5 million in 2016
- EPS on an adjusted basis of $0.50(1)

Less than 2x

Six Months Ended 12/31/15

- Improved leverage ratio by 0.5x to 3.3x(3)
- Converted YTD adjusted net income(1) to operating cash at 164% versus 152% in 2014
- $24 million in cash on balance sheet after principal and interest payments
- $0 outstanding on revolver at 12/31/15
- Outstanding debt reduced by $21.6M

3-5% Organic

Six Months Ended 12/31/15

- Net sales on constant currency basis(2) up 2%
- Americas aftermarket business rebounding
- Global OE business growing, with more than 20 wins globally
- Retail partners reduced inventory
- Continued FX headwinds

SHOWING PROGRESS ON ALL THREE PRIORITIES

(1) Excluding "Special Items" for each period, which are provided in the Appendix, "Company and Business Segment Financial Information" and "Company and Business Segment Financial Information – Six Months"
(2) Reconciliation provided in the Appendix, "Constant Currency Reconciliation"
(3) Reconciliation provided in the Appendix, "LTM Bank EBITDA as Defined in Credit Agreement"

NYSE: HZN DRIVEN TO DELIVER 4Q 2015 Earnings 6

7 DRIVEN TO DELIVER 4Q 2015 Earnings NYSE: HZN Initiative Objective Current Action/Result Project Realization Plant Performance Execute plant level productivity initiatives 5% on lower hours Consolidation of the Americas Fully integrate as one, lean business Finalize Tekonsha Distribution study Europe, Africa, Latin America Performance Realize accretive level of performance on YTD basis South Africa up 1600 bps Europe up 140 bps Brazil down 120 bps Juarez Closure Consolidate production in Reynosa to achieve annual savings of $4.5M Heavy duty moved Trailer products move/sourcing Sourcing Initiatives Optimize supply base through increased integration Consolidation and price negotiation in process Brand Consolidation Enhanced value from “shoulder” brands Rationalize first three brands in 2016 Horizon – Margin Dashboard

8 DRIVEN TO DELIVER 4Q 2015 Earnings NYSE: HZN Business Update • Mark Zeffiro Financial Results • David Rice Outlook • Mark Zeffiro Q&A Horizon Global Fourth Quarter 2015

Fourth Quarter 2015

HORIZON GLOBAL

(Unaudited, excluding Special Items, dollars in millions, except per share amounts)

	Q4 2015 QTD	Q4 2014 QTD	Variance
Revenue	**$121.3**	**$127.6**	**(4.9%)**
Segment operating profit	**$7.8**	**($0.4)**	**Fav**
Excl. Total Special Items[(1)], segment operating profit would have been:	*$9.9*	*$0.9*	*Fav*
Excl. Total Special Items[(1)], segment operating profit margin would have been:	*8.2%*	*0.7%*	*750 bps*
Corporate expense	*$5.9*	*$2.2*	
Loss	**($1.7)**	**($3.1)**	**43.5%**
Excl. Total Special Items[(1)], loss would have been:	*($0.0)*	*($2.1)*	*99.5%*
Diluted earnings per share	**($0.10)**	**($0.17)**	**43.5%**
Excl. Total Special Items[(1)], diluted earnings per share would have been:	*$0.00*	*($0.12)*	*100.0%*
Operating Cash Flow - YTD	**$26.9**	**$28.0**	**(3.9%)**
Total Debt	**$188.7**	**$0.8**	
Leverage ratio[(3)] (covenant 5.25x)	**3.3x**		

Quarter Highlights

- Net sales remained flat on constant currency basis[(2)] compared to prior year
  - Currency translation headwinds of approximately $6.6M, about half in Australian dollar
- Segment operating profit[(1)] improvement of 750 bps reflects margin improvement initiatives and impacts of lower costs
- Operating cash flow remained strong while funding $7.9M of interest costs
- Leverage ratio of 3.3x[(3)] a sequential decline from 3.6x in Q3 2015

(1) Segment operating profit, excluding "Special Items" refers to the sum of Cequent Americas and Cequent APEA. "Special Items" for each period are provided in the Appendix, "Company and Business Segment Financial Information". Income and diluted earnings per share excluding "Special Items" for each period are provided in the Appendix, "Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures".
(2) Reconciliation provided in the Appendix, "Constant Currency Reconciliation"
(3) Reconciliation provided in the Appendix, "LTM Bank EBITDA as Defined in Credit Agreement"

NYSE: HZN | DRIVEN TO DELIVER | 4Q 2015 Earnings | 9

Full-Year 2015

(Unaudited, excluding Special Items, dollars in millions, except per share amounts)

	2015	2014	Variance
Revenue	**$575.5**	**$611.8**	**(5.9%)**
Segment operating profit	**$37.9**	**$38.5**	**(1.6%)**
Excl. Total Special Items[(1)], segment operating profit would have been:	*$48.4*	*$42.9*	*12.8%*
Excl. Total Special Items[(1)], segment operating profit margin would have been:	*8.4%*	*7.0%*	*140 bps*
Corporate expense	*$18.3*	*$14.0*	
Income	**$8.3**	**$15.4**	**(45.9%)**
Excl. Total Special Items[(1)], income would have been:	*$16.4*	*$18.5*	*(11.1%)*
Diluted earnings per share	**$0.46**	**$0.85**	**(46.1%)**
Excl. Total Special Items[(1)], diluted earnings per share would have been:	*$0.90*	*$1.02*	*(11.8%)*

Full-Year Highlights:

- Net sales decrease of 1.5% on constant currency basis[(2)] from prior year
    - Currency translation headwinds of approximately $27M, about half in Australian dollars
- Segment operating profit improvement[(1)] of 140 bps reflects margin improvement initiatives and effects of lower input costs in the Americas segment
- Corporate costs not comparable between periods

(1) Segment operating profit, excluding "Special Items" refers to the sum of Cequent Americas and Cequent APEA. "Special Items" for each period are provided in the Appendix, "Company and Business Segment Financial Information". Income and diluted earnings per share excluding "Special Items" for each period are provided in the Appendix, "Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures".
(2) Reconciliation provided in the Appendix, "Constant Currency Reconciliation"

NYSE: HZN DRIVEN TO DELIVER 4Q 2015 Earnings 10

Cequent Americas Fourth Quarter 2015

HORIZON GLOBAL

(Unaudited, dollars in millions)



Net Sales
$87.3
$90.0
(3.0%)
Q4-15
Q4-14



Operating Profit(1)
$8.0
9.1%
Fav
$0.5
0.6%
Q4-15
Q4-14

Q4 Results

Sales

- Net sales decreased 2.0% on a constant currency basis[2] as compared with Q4 2014
  - Retail declined $2.3M due to inventory reduction
  - Aftermarket strong in the quarter; up $2.2M
  - Industrial challenges in energy and agriculture markets continue

Operating Profit[1]

- Operating profit improved to 9.1% of sales from 0.6% in Q4 2014
  - Reynosa 5% more productive than 2014 YTD on lower hours
  - Favorable margin impact from lower input costs
  - Americas integration continues to provide benefits

Focus

- Continuing emphasis on manufacturing productivity
- Execution of Americas integration; completion of existing and adding new projects
- Manufacturing consolidation

(1) Excluding "Special Items" for each period, which are provided in the Appendix, "Company and Business Segment Financial Information"
(2) Reconciliation provided in the Appendix, "Constant Currency Reconciliation"

NYSE: HZN DRIVEN TO DELIVER 4Q 2015 Earnings 11

12 DRIVEN TO DELIVER 4Q 2015 Earnings NYSE: HZN Cequent APEA Fourth Quarter 2015 Q4 Results Sales • Net sales increased $2.0M to $39.6M on a constant currency basis(2) • Growth in Australia, New Zealand, Germany and the UK in local currencies • South Africa grew 51% in sales for the year • Launches in Thailand not yet at full volume, but growing • Unfavorable currency of $5.6 million Operating Profit(1) • Realizing benefits in SG&A due to prior cost reduction efforts, primarily in Australia • Operational improvements and tooling recovery offset Thailand volume • Strengthening Thai baht and U.S. dollar add pressure to input costs Focus • Increasing emphasis on new program launches • Increase manufacturing productivity • Managing growth in South Africa • Continued commercial development/integration focus for Germany and UK (1) Excluding “Special Items” for each period, which are provided in the Appendix, “Company and Business Segment Financial Information” (2) Reconciliation provided in the Appendix, “Constant Currency Reconciliation” 7.8% (Unaudited, dollars in millions) Net Sales Q4-15 Q4-14 $34.0 $37.6 (9.5%) Operating Profit (1) Q4-15 Q4-14 $2.0 0.9% 5.7% $0.4 Fav

13 DRIVEN TO DELIVER 4Q 2015 Earnings NYSE: HZN • Payment of $9.6M to former parent under tax sharing agreement • Interest payments of $7.9M under new capital structure • Amortization payments of $5.0M under term loan Capitalization (Unaudited, dollars in millions) Strong cash generation driving leverage reduction Significant 2015 Cash Uses Leverage Ratio Q2 2015 Q4 2015 3.8 3.3 (0.5) Debt Q2 2015 Q4 2015 $210.4 $188.7 $(21.6) Cash & Availability Q2 2015 Q4 2015 $94.5 $19.5 $114.0 (1) (1) Reconciliation provided in the Appendix, “LTM Bank EBITDA as Defined in Credit Agreement”

14 DRIVEN TO DELIVER 4Q 2015 Earnings NYSE: HZN Business Update • Mark Zeffiro Financial Results • David Rice Outlook • Mark Zeffiro Q&A Horizon Global Fourth Quarter 2015

15 DRIVEN TO DELIVER 4Q 2015 Earnings NYSE: HZN Long Term Strategic Goals STRATEGIC GOALS

16 DRIVEN TO DELIVER 4Q 2015 Earnings NYSE: HZN Driven to Deliver Utilize forward-thinking technology to develop and deliver best-in-class products for our users, engage with our employees and realize value creation for our shareholders  Socially Responsible  Respectful and Open Team  Integrity and Accountability  Data and Results Driven Enriching lives through great products  Global Reach  Product Development Engine  Multi-Channel Expertise  Best-in-Class Manufacturing and Sourcing Cost Platform  Talented Experienced Management Team Positioned to drive value for: ALL STAKEHOLDERS ALL CUSTOMERS ALL EMPLOYEES

2016 Guidance

Revenue Growth	• 3-5% in constant currency
Segment Operating Profit Growth	• >100 basis points
Operating Cash Conversion(1)	• >100%
Interest Expense	• Full-year interest costs of ~$16M
Capital Expenditures	• ~2.5% of sales
Tax Rate	• 20% planning rate; $1.2M of UTB benefit

Initiatives offset normalized tax and interest costs

Demonstrates progress on all three key financial priorities

(1) Operating cash flow as a percent of net income.

NYSE: HZN DRIVEN TO DELIVER 4Q 2015 Earnings 17

18 DRIVEN TO DELIVER 4Q 2015 Earnings NYSE: HZN Delivered significant profit improvement in 2015 Improved cash conversion in 2015 Guidance demonstrates continued progress on key financial priorities Team is engaged and aligned around key financial priorities Wrap-up Aligned to deliver shareholder value

19 DRIVEN TO DELIVER 4Q 2015 Earnings NYSE: HZN Business Update • Mark Zeffiro Financial Results • David Rice Outlook • Mark Zeffiro Q&A Horizon Global Fourth Quarter 2015

20 DRIVEN TO DELIVER 4Q 2015 Earnings NYSE: HZN Q&A

21 DRIVEN TO DELIVER 4Q 2015 Earnings NYSE: HZN Appendix – Q4 2015

22 DRIVEN TO DELIVER 4Q 2015 Earnings NYSE: HZN Second Half 2015 (Unaudited, excluding Special Items, dollars in millions, except per share amounts) (1) Segment operating profit, excluding “Special Items” refers to the sum of Cequent Americas and Cequent APEA. “Special Items” for each period are provided in the Appendix, “Company and Business Segment Financial Information – Six Months”. 2nd half 2015 2nd half 2014 Variance Revenue $274.6 $285.5 (3.8%) Segment operating profit $20.2 $11.3 78.9% Excl. Total Special Items (1) , segment operating profit would have been: $25.4 $13.3 91.7% Excl. Total Special Items (1) , segment operating profit margin would have been: 9.3% 4.6% 460 bps Corporate expense $9.7 $6.0 Income $4.7 $2.1 118.2% Excl. Total Special Items (1) , income would have been: $9.0 $3.7 144.3% Diluted earnings per share $0.25 $0.12 110.9% Excl. Total Special Items (1) , diluted earnings per share would have been: $0.50 $0.20 150.0%

Condensed Consolidated Balance Sheet

HORIZON GLOBAL

(Dollars in thousands)

	December 31, 2015	December 31, 2014
Assets		
Current assets:		
Cash and cash equivalents	$ 23,520	$ 5,720
Receivables, net	63,050	63,840
Inventories	119,470	123,530
Prepaid expenses and other current assets	5,120	5,690
Total current assets	211,160	198,780
Property and equipment, net	45,890	55,180
Goodwill	4,410	6,580
Other intangibles, net	56,020	66,510
Deferred income taxes	4,500	2,200
Other assets	9,600	10,250
Total assets	$ 331,580	$ 339,500
Liabilities and Shareholders' Equity		
Current liabilities:		
Current maturities, long-term debt	$ 10,130	$ 460
Accounts payable	78,540	81,980
Accrued liabilities	39,820	37,940
Total current liabilities	128,490	120,380
Long-term debt	178,610	300
Deferred income taxes	2,910	4,640
Other long-term liabilities	19,570	25,990
Total liabilities	329,580	151,310
Total shareholders' equity	2,000	188,190
Total liabilities and shareholders' equity	$ 331,580	$ 339,500

NYSE: HZN

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4Q 2015 Earnings

23

Condensed Consolidated Statement of Income

(Dollars in thousands, except for per share amounts)

	Three months ended December 31,		Twelve months ended December 31,	
	2015	2014	2015	2014
	(unaudited)			
Net sales	$ 121,270	$ 127,570	$ 575,510	$ 611,780
Cost of sales	(89,040)	(99,970)	(432,470)	(463,690)
Gross profit	32,230	27,600	143,040	148,090
Selling, general and administrative expenses	(30,070)	(29,560)	(121,350)	(122,890)
Net loss on dispositions of property and equipment	(270)	(680)	(2,120)	(740)
Operating profit (loss)	1,890	(2,640)	19,570	24,460
Other expense, net:				
Interest expense	(4,220)	(210)	(8,810)	(720)
Other expense, net	(710)	(860)	(3,740)	(3,150)
Other expense, net	(4,930)	(1,070)	(12,550)	(3,870)
Income (loss) before income tax	(3,040)	(3,710)	7,020	20,590
Income tax benefit (expense)	1,310	650	1,280	(5,240)
Net income (loss)	$ (1,730)	$ (3,060)	$ 8,300	$ 15,350
Net income (loss) per share:				
Basic	$ (0.10)	$ (0.17)	$ 0.46	$ 0.85
Diluted	$ (0.10)	$ (0.17)	$ 0.46	$ 0.85
Weighted average common shares outstanding:				
Basic	18,071,076	18,062,027	18,064,491	18,062,027
Diluted	18,071,076	18,062,027	18,160,852	18,113,416

NYSE: HZN DRIVEN TO DELIVER 4Q 2015 Earnings 24

Condensed Consolidated Statement of Cash Flow

(Dollars in thousands)

	Twelve months ended December 31, 2015	2014
Cash Flows from Operating Activities:		
Net income	$ 8,300	$ 15,350
Adjustments to reconcile net income to net cash used for operating activities:		
Loss on dispositions of property and equipment	2,120	740
Depreciation	9,740	11,380
Amortization of intangible assets	7,340	7,550
Amortization of original issuance discount and debt issuance costs	830	-
Deferred and other income taxes	(4,920)	(2,720)
Non-cash compensation expense	2,530	2,660
Increase in receivables	(5,460)	(3,940)
Increase in inventories	(30)	(210)
Decrease in prepaid expenses and other assets	140	1,080
Increase (decrease) in accounts payable and accrued liabilities	5,870	(4,440)
Other, net	450	560
Net cash provided by for operating activities	26,910	28,010
Cash Flows from Investing Activities:		
Capital expenditures	(8,320)	(11,440)
Net proceeds from disposition of property and equipment	1,510	330
Net cash used for investing activities	(6,810)	(11,110)
Cash Flows from Financing Activities:		
Proceeds from borrowings on credit facilities	120,380	175,560
Repayments of borrowings on credit facilities	(119,930)	(175,900)
Proceeds from Term B Loan, net of issuance costs	192,820	-
Repayments of borrowings on Term B Loan	(5,000)	-
Proceeds from ABL Revolving Debt, net of issuance costs	57,120	-
Repayments of borrowings on ABL Revolving Debt	(59,430)	-
Cash dividend paid to former parent	(214,500)	-
Net transfers (to) from former parent	27,630	(18,720)
Net cash used for financing activities	(910)	(19,060)
Effect of exchange rate changes on cash	(1,390)	-
Cash and Cash Equivalents:		
Increase for the period	17,800	(2,160)
At beginning of period	5,720	7,880
At end of period	$ 23,520	$ 5,720
Supplemental disclosure of cash flow information:		
Cash paid for interest	$ 7,870	$ 590

NYSE: HZN

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4Q 2015 Earnings 25

Company and Business Segment Financial Information

HORIZON GLOBAL

(Unaudited, dollars in thousands)

	Three months ended December 31, 2015	Three months ended December 31, 2014	Twelve months ended December 31, 2015	Twelve months ended December 31, 2014
Cequent Americas				
Net sales	$ 87,280	$ 90,010	$ 429,310	$ 446,670
Operating profit (loss)	5,900	(290)	30,300	30,810
Special Items to consider in evaluating operating profit:				
Severance and business restructuring costs	2,050	790	7,580	3,590
Loss on software disposal	-	-	1,870	
Excluding Special Items, operating profit would have been	$ 7,950	$ 500	$ 39,750	$ 34,400
Cequent APEA				
Net sales	$ 33,990	$ 37,560	$ 146,200	$ 165,110
Operating profit (loss)	$ 1,900	$ (120)	$ 7,550	$ 7,650
Special Items to consider in evaluating operating profit:				
Severance and business restructuring costs	$ 50	$ 470	$ 1,110	$ 850
Excluding Special Items, operating profit would have been	$ 1,950	$ 350	$ 8,660	$ 8,500
Operating Segments				
Operating profit (loss)	$ 7,800	$ (410)	$ 37,850	$ 38,460
Special Items to consider in evaluating operating profit:				
Severance and business restructuring costs	$ 2,100	$ 1,260	$ 8,690	$ 4,440
Loss on software disposal	$ -	$ -	$ 1,870	$ -
Excluding Special Items, operating profit would have been	$ 9,900	$ 850	$ 48,410	$ 42,900
Corporate Expenses				
Operating loss	$ (5,910)	$ (2,230)	$ (18,280)	$ (14,000)
Total Company				
Net sales	$ 121,270	$ 127,570	$ 575,510	$ 611,780
Operating profit (loss)	$ 1,890	$ (2,640)	$ 19,570	$ 24,460
Total Special Items to consider in evaluating operating profit	$ 2,100	$ 1,260	$ 10,560	$ 4,440
Excluding Special Items, operating profit (loss) would have been	$ 3,990	$ (1,380)	$ 30,130	$ 28,900

NYSE: HZN DRIVEN TO DELIVER 4Q 2015 Earnings 26

Company and Business Segment Financial Information – Six Months

HORIZON GLOBAL

(Unaudited, dollars in thousands)

	Six months ended June 30, 2015	Six months ended June 30, 2014	Six months ended December 31, 2015	Six months ended December 31, 2014
Cequent Americas				
Net sales	$ 225,490	$ 243,080	$ 203,820	$ 203,590
Operating profit	13,700	22,550	16,600	8,260
Special Items to consider in evaluating operating profit:				
Severance and business restructuring costs	2,470	2,440	5,110	1,150
Loss on software disposal	1,870	-	-	-
Excluding Special Items, operating profit would have been	$ 18,040	$ 24,990	$ 21,710	$ 9,410
Cequent APEA				
Net sales	$ 75,410	$ 83,270	$ 70,790	$ 81,840
Operating profit	$ 3,920	$ 4,630	$ 3,630	$ 3,020
Special Items to consider in evaluating operating profit:				
Severance and business restructuring costs	$ 1,060	$ -	$ 50	$ 850
Excluding Special Items, operating profit would have been	$ 4,980	$ 4,630	$ 3,680	$ 3,870
Operating Segments				
Operating profit	$ 17,620	$ 27,180	$ 20,230	$ 11,280
Special Items to consider in evaluating operating profit:				
Severance and business restructuring costs	$ 3,530	$ 2,440	$ 5,160	$ 2,000
Loss on software disposal	$ 1,870	$ -	$ -	$ -
Excluding Special Items, operating profit would have been	$ 23,020	$ 29,620	$ 25,390	$ 13,280
Corporate Expenses				
Operating loss	$ (8,550)	$ (7,950)	$ (9,730)	$ (6,050)
Total Company				
Net sales	$ 300,900	$ 326,350	$ 274,610	$ 285,430
Operating profit	$ 9,070	$ 19,230	$ 10,500	$ 5,230
Total Special Items to consider in evaluating operating profit	$ 5,400	$ 2,440	$ 5,160	$ 2,000
Excluding Special Items, operating profit would have been	$ 14,470	$ 21,670	$ 15,660	$ 7,230

NYSE: HZN DRIVEN TO DELIVER 4Q 2015 Earnings 27

Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures

HORIZON GLOBAL

(Unaudited, dollars in thousands, except for per share amounts)

	Three months ended December 31, 2015	Three months ended December 31, 2014	Twelve months ended December 31, 2015	Twelve months ended December 31, 2014
Net income (loss), as reported	$ (1,730)	$ (3,060)	$ 8,300	$ 15,350
After-tax impact of Special Items to consider in evaluating quality of income:				
Severance and business restructuring costs	1,720	940	6,940	3,100
Loss on software disposal	-	-	1,170	-
Excluding Special Items, net income (loss) would have been	$ (10)	$ (2,120)	$ 16,410	$ 18,450

	Three months ended December 31, 2015	Three months ended December 31, 2014	Twelve months ended December 31, 2015	Twelve months ended December 31, 2014
Diluted earnings (loss) per share, as reported	$ (0.10)	$ (0.17)	$ 0.46	$ 0.85
After-tax impact of Special Items to consider in evaluating quality of EPS:				
Severance and business restructuring costs	0.10	0.05	0.38	0.17
Loss on software disposal	-	-	0.06	-
Excluding Special Items, EPS would have been	$ -	$ (0.12)	$ 0.90	$ 1.02
Weighted-average shares outstanding for the three and twelve months ended December 31, 2015 and 2014	18,071,076	18,062,027	18,160,852	18,113,416

NYSE: HZN

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4Q 2015 Earnings

28

Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures – 6 months

HORIZON GLOBAL

(Unaudited, dollars in thousands, except for per share amounts)

	Six months ended June 30,		Six months ended December 31,	
	2015	2014	2015	2014
Net income, as reported	$ 3,680	$ 13,200	$ 4,620	$ 2,150
After-tax impact of Special Items to consider in evaluating quality of income:				
Severance and business restructuring costs	2,570	1,590	4,370	1,510
Loss on software disposal	1,170	-	-	-
Excluding Special Items, net income would have been	$ 7,420	$ 14,790	$ 8,990	$ 3,660

	Six months ended June 30,		Six months ended December 31,	
	2015	2014	2015	2014
Diluted earnings per share, as reported	$ 0.20	$ 0.73	$ 0.25	$ 0.12
After-tax impact of Special Items to consider in evaluating quality of EPS:				
Severance and business restructuring costs	0.14	0.09	0.25	0.08
Loss on software disposal	0.06	-	-	-
Excluding Special Items, EPS would have been	$ 0.40	$ 0.82	$ 0.50	$ 0.20
Weighted-average shares outstanding for the six months ended June and December 31, 2015 and 2014	18,134,475	18,113,080	18,143,143	18,088,030

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LTM Bank EBITDA as Defined in Credit Agreement

(Unaudited, dollars in thousands)

Net income for year ended December 31, 2015	$	8,300
Interest expense, net (as defined)		8,810
Income tax benefit		(1,280)
Depreciation and amortization		17,080
Non-cash compensation expense [(1)]		2,530
Other non-cash expenses or losses		11,350
Non-recurring expenses or costs (as defined) [(2)]		5,000
Interest-equivalent costs associated with any Specified Vendor Receivables financing		900
Bank EBITDA - Year Ended December 31, 2015 [(3)]	$	52,690

Total Consolidated Indebtedness, as of December 31, 2015	$	175,760
Bank EBITDA		52,690
Actual leverage ratio		3.34 x
Covenant requirement		5.25 x

(1) Non-cash compensation expense resulting from the grant of restricted shares of common stock and common stock options. Includes amounts allocated by former parent company.

(2) Under our credit agreement, costs and expenses related to cost savings projects, including restructuring and severance expenses, are not to exceed $5 million in any fiscal year and $15 million in aggregate, commencing on or after January 1, 2015.

(3) As defined in the Credit Agreement dated June 30, 2015.

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Constant Currency Reconciliation

The following unaudited table reconciles revenue growth to constant currency revenue for the same measure:

	Three Months, Ended December 31, 2015			Six Months, Ended December 31, 2015			Twelve Months, Ended December 31, 2015		
	Consolidated	Americas	APEA	Consolidated	Americas	APEA	Consolidated	Americas	APEA
Revenue Growth as reported	(4.9%)	(3.0%)	(9.5%)	(3.8%)	0.1%	(13.5%)	(5.9%)	(3.9%)	(11.5%)
Less: Currency impact	(5.2%)	(1.1%)	(15.0%)	(5.3%)	(1.0%)	(16.1%)	(4.4%)	(0.8%)	(14.3%)
Revenue growth at constant currency	0.3%	(1.9%)	5.5%	1.5%	1.1%	2.6%	(1.5%)	(3.1%)	2.8%

We evaluate growth in our operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating current year revenue in local currency using the prior year's currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

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